Exhibit 10.32.1

CONFIDENTIAL TREATMENT REQUEST

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934 as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

January 29, 2009

Nancy Wysenski

Chief Operating Officer

Endo Pharmaceuticals Inc.

100 Endo Boulevard

Chadds Ford, PA 19317

Dear Mrs. Wysenski:

Ventiv Commercial Services, LLC (“Ventiv”) and Endo Pharmaceuticals Inc. (“Client”) are parties to a Sales Representative Service Agreement dated effective as of April 1, 2008 (the “Agreement”) Terms used herein but not defined here shall have the meeting set forth in the Agreement. At Client’s request, Ventiv and Client have agreed to work together to negotiate an amendment to the Agreement***.

This letter sets forth the mutual agreement of Ventiv and Client to continue to work in good faith on the negotiation and execution of the aforementioned amendment to the Agreement. Ventiv and Client further agree that if and only if they are unable to reach agreement on the terms of the amendment, Ventiv hereby provides Client with a one-time right to terminate the Agreement in its entirety by providing Ventiv with at least sixty (60) days prior written notice. As such, in the event Ventiv and Client are unable to reach agreement on the terms of the amendment, Section 11.2(b) of the Agreement shall be amended to provided that Client may terminate the Agreement by providing Ventiv with at least sixty (60) days prior written notice. For clarification purposes, upon execution of an amendment, the sixty (60) day termination right shall be null, void and of no further effect.

Mr. Larry Romaine

January 29, 2009

If you are in agreement with the terms set forth above and desire to proceed on that basis, please have this letter signed in the space provided below on behalf of Client and return an executed copy no later than February 2, 2009.

VENTIV COMMERCIAL SERVICES, LLC

By:	/s/ Paul Mignon
Name: Paul Mignon Title: Chief Operating Officer

Agreed and Accepted as of the date first written above.

ENDO PHARMACEUTICALS INC.

By:	/s/ Nancy Wysenski
Name: Nancy Wysenski Title: Chief Operating Officer